Calculation of Filing Fee Tables
S-8
Autohome Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary shares, par value US$0.0025 per share, issuable under the 2026 Share Incentive Plan	Other	31,200,000	$ 4.1575	$ 129,714,000.00	0.0001381	$ 17,913.50
Total Offering Amounts:						$ 129,714,000.00		$ 17,913.50
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 17,913.50
Offering Note
[1]	(1) These shares may be represented by the Registrant's American depositary shares ("ADSs"), each representing four (4) ordinary shares of the Registrant. The Registrant's ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (333-192583). (2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional ordinary shares that become issuable under the 2026 Share Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction. (3) Estimated in accordance with Rules 457(c) and 457(h)(1) promulgated under the Securities Act solely for the purpose of calculating the registration fee, and is based upon the price of US$16.63 per ADS, which was the average of the high and low prices of the Registrant's ADSs as quoted on the New York Stock Exchange on May 26, 2026, adjusted for ADS to ordinary share ratio. (4) Represents 31,200,000 ordinary shares reserved for future award grants under the 2026 Share Incentive Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources